Exhibit 3.1

BYLAWS

of

LANDAMERICA FINANCIAL GROUP, INC.

(Amended and Restated October 27, 2004)

Incorporated under the Laws of the

Commonwealth of Virginia

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1. Virginia Office. The principal office of the Corporation in the Commonwealth of Virginia shall be located in the Richmond metropolitan area.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the Commonwealth of Virginia, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the Commonwealth of Virginia at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

SHAREHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on the third Tuesday in May of each year at the Corporation’s principal office or on such other date and at such other place, and at such time, as may be fixed by resolution of the Board of Directors.

SECTION 2.2. Special Meetings. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the shareholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

SECTION 2.3. Place of Meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the shareholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of the shareholders may be postponed, and (unless the Articles of Incorporation otherwise provides) any special meeting of the shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

SECTION 2.5. Quorum and Adjournment. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 2.6. Organization and Order of Business. At all meetings of the shareholders, the Chairman of the Board, or in the absence of the Chairman of the Board, any Vice-Chairman of the Board, or in the absence of either of such officers, the Chief Executive Officer, or in the absence of such officer, the President shall act as chairman. In the absence of all of the foregoing officers (or, if present, with their consent), a majority of the shares entitled to vote at such meeting may appoint any person to act as chairman. The Secretary of the Corporation or, in the Secretary’s absence, an assistant secretary, shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor any assistant secretary is present, the chairman may appoint any person to act as secretary of the meeting.

The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At each annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class and number of shares of stock of the Corporation beneficially owned by the shareholder and (e) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 2.6, declare such determination to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision). The Secretary of the Corporation shall deliver each such shareholder’s notice containing the information required by this Section 2.6 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

SECTION 2.7. Record Date. The Board of Directors may fix in advance a date as the record date for the purposes of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, such date not to be more than 70 days preceding the date on which the particular action requiring such determination of the shareholders is to be taken.

SECTION 2.8. Voting. A shareholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman or in the order of business for so delivering such proxies. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holder’s name on the books of the Corporation. Unless required by statute or determined by the chairman to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy.

SECTION 2.9. Written Authorization. A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

SECTION 2.10. Electronic Authorization. The Secretary or any officer holding the position of vice president or higher may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.10 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.11. Inspectors. At every meeting of the shareholders for election of directors, one or more inspectors shall be appointed by the chairman of the meeting to ascertain the number of shares outstanding and the voting powers of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and perform such other duties as may be required by law. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

SECTION 3.2. Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. The directors shall be divided into three classes as nearly equal in number as reasonably possible with each class standing for election sequentially every third year.

SECTION 3.3. Term of Office and Qualification. Each director elected pursuant to these Bylaws shall serve for a term of three years and until a successor shall have been duly elected. No person may stand for election as a director if that person has attained the age of seventy (70) years.

SECTION 3.4. Nomination and Election of Directors. At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 3.4. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 3.4. Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders, or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder’s notice shall set forth (a) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder, (ii) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of stock of the Corporation beneficially owned by such shareholder, and (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (b) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected; and (c) as to notice from a shareholder that has beneficially owned more than five percent (5%) of the outstanding shares of the Corporation’s Common Stock for at least one year as of the date of the shareholder’s notice or from a group of shareholders that beneficially owned, in the aggregate, more than five percent (5%) of the outstanding shares of the Corporation’s Common Stock, with each of the shares used to calculate that ownership having been held for at least one year as of the date of the shareholder’s notice, (i) the percentage of the outstanding shares of the Corporation’s Common Stock held by such shareholder or group as of the date of such notice, (ii) a written statement from the shareholder(s) of record of the shares of the Corporation’s Common Stock beneficially owned by such shareholder or group that such shareholder or group has beneficially owned each of such shares for at least one year as of the date of such notice, (iii) if such shareholder or group members and the nominee of such shareholder or group consent to disclosure of the identity of such shareholder or group and such nominee in the Corporation’s proxy statement soliciting proxies for the election of directors, the written consent of such shareholder or group members and such nominee to such disclosure, and (iv) if such shareholder or group members are not shareholders of record, written proof that such shareholder or group has beneficially owned more than five percent (5%) of the outstanding shares of the Corporation’s Common Stock for at least one year as of the date the notice provided by such shareholder or group pursuant to this Section 3.4. The Secretary of the Corporation shall deliver each such shareholder’s notice containing the information required by this Section 3.4 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination. The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.4, declare such determination to the meeting and the defective nomination shall be disregarded.

SECTION 3.5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.6. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, any Vice-Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 3.7. Notice. Notice of any special meeting of directors shall be given to each director at the director’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, electronic mail or other electronic transmission or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

SECTION 3.8. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 3.9. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.10. Quorum. Subject to Section 3.11, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.11. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next shareholders’ meeting at which directors are elected and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 3.12. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.7 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

SECTION 3.13. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

SECTION 3.14. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

SECTION 4.1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Vice-Chairman of the Board of Directors and a Chief Financial Officer) as the Board of Directors from time to time may deem proper. The Chairman of the Board and any Vice-Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors may assign such additional titles to one or more of the officers as they deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited by law. The Board or any committee thereof may from time to time elect, or the Chairman of the Board, the Chief Executive Officer or the President, may appoint, such other officers (including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board, the Chief Executive Officer or the President, as the case may be.

SECTION 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer’s death or until the officer shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board, the Chief Executive Officer or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and shall perform such other duties as are properly assigned by the Board of Directors.

SECTION 4.4. Vice-Chairman of the Board. The Vice-Chairman of the Board (if any) shall, in the absence of or because of the inability to act of the Chairman, preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and shall perform such other duties as are properly assigned by the Board of Directors.

SECTION 4.5. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly assigned by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors, and of any committee thereof, are carried into effect. The Chief Executive Officer shall, in the absence of or because of the inability to act as the Chairman of the Board, perform all of the duties of the Chairman of the Board including, in the absence of any Vice-Chairman of the Board, presiding at all meetings of shareholders and of the Board of Directors.

SECTION 4.6. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer.

SECTION 4.7. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be properly assigned by the Board of Directors.

SECTION 4.8. Chief Financial Officer. The Chief Financial Officer (if any) shall act in an executive financial capacity and shall assist the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

SECTION 4.9. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds and shall cause such funds to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties as shall be properly assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

SECTION 4.10. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders and shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. The Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal. The Secretary shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be properly assigned by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

SECTION 4.11. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board, the Chief Executive Officer or the President may be removed by the appointing officer whenever, in the appointing officer’s judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of the officer’s successor, the officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 4.12. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board, the Chief Executive Officer or the President

because of death, resignation or removal may be filled by the Chairman of the Board, the Chief Executive Officer or the President.

ARTICLE V

EVIDENCE OF SHARES

SECTION 5.1. Form. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law. When issued, certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President designated by the Board and the Secretary or an Assistant Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer, transfer agent or registrar on the date of issue.

SECTION 5.2. Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Corporation. Transfers of shares and/or of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares, if any, accompanied by written assignments given by the record owners thereof or their attorneys-in-fact.

SECTION 5.3. Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of any certificate representing the shares or has been otherwise communicated in accordance with the requirements of law. Unless so noted or communicated, a restriction is not enforceable against a person without knowledge of the restriction.

SECTION 5.4. Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or such owner’s legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

SECTION 5.5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation’s actions in registering the transfer to amount to bad faith.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

SECTION 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

SECTION 6.3. Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal” and “Commonwealth of Virginia” and the year of incorporation, and around the margin thereof the words “LandAmerica Financial Group, Inc.”

SECTION 6.4. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Audit Committee of the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

SECTION 6.7. Use of Masculine. Whenever a masculine term is used in these Bylaws, it shall be deemed to include the feminine.

ARTICLE VII

CONTRACTS, PROXIES, ETC.

SECTION 7.1. Contracts. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Corporation may delegate contractual powers to others under such officer’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as may be deemed necessary or proper under the circumstances.

ARTICLE VIII

AMENDMENTS

SECTION 8.1. Amendments. Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the shareholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.

ARTICLE IX

EMERGENCY BYLAWS

SECTION 9.1. Emergency Bylaws. If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these Bylaws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

Section 1. Section 3.11 of Article III shall read as follows:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these Bylaws.

Section 2. The first sentence of Section 3.6 of Article III shall read as follows:

Special meetings of the Board of Directors shall be held whenever called by order of the Chairman of the Board or of the Chief Executive Officer, of the President or any director or of any person having the powers and duties of the Chairman of the Board, the Chief Executive Officer or the President.

Section 3. Section 3.10 of Article III shall read as follows:

The directors present at any regular or special meeting called in accordance with these Bylaws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors; provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.